Exhibit 99.2

Real Asset Acquisition Corp. Announces Closing of $172.5 Million Initial Public Offering Including Full Exercise of Underwriters’ Over-Allotment Option

PRINCETON, NEW JERSEY, April 30, 2025 (GLOBE NEWSWIRE) -- Real Asset Acquisition Corp. (Nasdaq: RAAQ) (the “Company”) today announced the closing of its initial public offering of 17,250,000 units, which includes 2,250,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “RAAQU” on April 29, 2025. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “RAAQ” and “RAAQW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 5,450,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $5,450,000. RAAQ Sponsor LLC, the Company’s sponsor, purchased 3,725,000 of the private placement warrants, Cohen & Company Capital Markets purchased 1,466,250 of the private placement warrants and Clear Street purchased 258,750 private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $172,500,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Real Asset Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any industry, sector or geographic region, it intends to target opportunities and companies that are in the quantum computing, metals/mining, rare earth and infrastructure sectors.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as the lead book-running manager of the offering. Clear Street LLC acted as the joint book-runner of the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Peter Ort
Principal Executive Officer and Co-Chairman
Real Asset Acquisition Corp.
pete@curaleaassociates.com